SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of

The Securities and Exchange Act of 1934

DATE OF REPORT:

January 9, 2003

(Date of Earliest Event Reported)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

288 UNION ST., ROCKLAND, MA

(Address of Principal Executive Offices)

02370

(Zip Code)

NOT APPLICABLE

(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100

(Registrant’s Telephone Number, Including Area Code)

ITEM 5.  OTHER EVENTS.

Attached as an exhibit hereto is a copy of a press release today by Independent Bank Corp. which is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:  99 Press Release dated January 9, 2003, with the following financial statements attached:

Balance Sheet  — December 31, 2002 compared to December 31, 2001

Income Statement — Twelve and three months ended December 31, 2002 and December 31, 2001

Average Balance Sheet and Average Rate Data —

                                                                Twelve months ended December 31, 2002

                                                                Twelve months ended December 31, 2001

                                                                Three months ended December 31, 2002

                                                                Three months ended December 31, 2001

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: January 9, 2003
BY: /S/ DENIS K. SHEAHAN
DENIS K. SHEAHAN
CHIEF FINANCIAL OFFICER AND
TREASURER